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                                                                    EXHIBIT 23.3

                         [HUDDLESTON & CO., INC. LOGO]

                       CONSENT OF HUDDLESTON & CO., INC.

     We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-3 dated January 8, 2002, of the reference to us and our report dated January 29, 2001, under the captions "Business -- Natural Gas Systems", "-- Exploration and Production", and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in and incorporated by reference in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000, and under the caption "Business and Properties -- Production -- Natural Gas and Oil Reserves" appearing in and incorporated by reference in the Company's Current Report on Form 8-K/A filed with the Commission on May 17, 2001.

                                            HUDDLESTON & CO., INC.

                                                 /s/ PETER D. HUDDLESTON
                                            ------------------------------------
                                                 Peter D. Huddleston, P.E.
                                                         President

Houston, Texas
January 8, 2002